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                                                              Exhibit 99.B(d)(4)

                                     FORM OF
                                    AMENDMENT
                               DATED MAY 23, 2005
                                     TO THE
                               ADVISORY AGREEMENT
                          BETWEEN RYDEX VARIABLE TRUST
                          AND PADCO ADVISORS II, INC.,
                              DATED APRIL 30, 2004,
                                   AS AMENDED

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                                     FORM OF
                                    AMENDMENT
                                     TO THE
                               ADVISORY AGREEMENT
                       DATED APRIL 30, 2004, AS AMENDED,
                                     BETWEEN
                              RYDEX VARIABLE TRUST
                                       AND
                             PADCO ADVISORS II, INC.

The Fund will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund, in accordance with the following fee schedule:

FUND                                                             RATE
----                                                             ----
Nova                                                             0.75%
Ursa                                                             0.90%
OTC                                                              0.75%
U.S. Government Bond                                             0.50%
Juno                                                             0.90%
Arktos                                                           0.90%
Medius                                                           0.90%
Mekros                                                           0.90%
Large-Cap Europe                                                 0.90%
Large-Cap Japan                                                  0.90%
Large-Cap Value                                                  0.75%
Large-Cap Growth                                                 0.75%
Mid-Cap Value                                                    0.75%
Mid-Cap Growth                                                   0.75%
Inverse Mid-Cap                                                  0.90%
Small-Cap Value                                                  0.75%
Small-Cap Growth                                                 0.75%
Inverse Small-Cap                                                0.90%
Titan 500                                                        0.90%
Tempest 500                                                      0.90%
Velocity 100                                                     0.90%
Venture 100                                                      0.90%
Banking                                                          0.85%
Basic Materials                                                  0.85%
Biotechnology                                                    0.85%
Consumer Products                                                0.85%
Electronics                                                      0.85%
Energy                                                           0.85%
Energy Services                                                  0.85%
Financial Services                                               0.85%
Health Care                                                      0.85%
Internet                                                         0.85%
Leisure                                                          0.85%
Precious Metals                                                  0.75%
Real Estate                                                      0.85%
Retailing                                                        0.85%
Technology                                                       0.85%
Telecommunications                                               0.85%
Transportation                                                   0.85%
Utilities                                                        0.85%
Sector Rotation                                                  0.90%
Core Equity*                                                     0.70%
CLS AdvisorOne Amerigo VT                                        0.90%
CLS AdvisorOne Clermont VT                                       0.90%

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
FUND                                                             RATE
----                                                             ----
Long Dynamic Dow 30                                              0.90%
Inverse Dynamic Dow 30                                           0.90%
U.S. Government Money Market                                     0.50%
STRENGTHENING DOLLAR                                             0.90%
WEAKENING DOLLAR                                                 0.90%
COMMODITIES                                                      0.75%

ADDITIONS ARE NOTED IN BOLD.

* The management fee with respect to the Core Equity Fund (the "Fund") is comprised of a basic fee (the "Basic Fee") at the annual rate of 0.70% of the Fund's average daily net assets and a performance adjustment (the "Performance Adjustment") as discussed below.

     A. CALCULATING THE PERFORMANCE ADJUSTMENT. The performance adjustment shall be calculated monthly by:

          (i) Determining the difference in performance (the "Performance Difference") between the Fund and the Russell 3000 Index (the "Index"), as described in paragraph C;

          (ii) Using the Performance Difference calculated under paragraph B(ii) to determine the performance adjustment ( the "Performance Adjustment"), as illustrated in paragraph D; and

          (iii) Adding the Performance Adjustment to the Basic Fee to determine the management fee for the applicable month.

     B. COMPUTING THE PERFORMANCE DIFFERENCE. The Performance Difference is calculated monthly, and is determined by measuring the percentage difference between the performance of one Share of the Fund and the performance of the Index over the most recent 12-month period. The performance of one Share of the Fund shall be measured by computing the percentage difference, carried to five decimal places, between the net asset value as of the last business day of the period selected for comparison and the net asset value of such share as of the last business day of the prior period, adjusted for dividends or capital gain distributions treated as reinvested immediately. The performance of the Index will be established by measuring the percentage difference, carried to five decimal places, between the beginning and ending values of the Index for the comparison period, with dividends or capital gain distributions on the securities that comprise the Index being treated as reinvested immediately.

     C. DETERMINING THE PERFORMANCE ADJUSTMENT. For every 0.0375% in Performance Difference, the Adviser's fee will be adjusted upwards or downwards by 0.01%. The maximum adjustment rate is 0.20% per year, resulting in a minimum possible annual fee of 0.50% and a maximum possible annual fee of 0.90%.

     D. PERFORMANCE ADJUSTMENT EXAMPLE. The following example illustrates the application of the Performance Adjustment:

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
   FOR THE  ROLLING 12-MONTH         FUND'S INVESTMENT              INDEX'S              FUND'S PERFORMANCE
   PERFORMANCE PERIOD                    PERFORMANCE           CUMULATIVE CHANGE        RELATIVE TO THE INDEX
   -------------------------         -----------------         -----------------        ---------------------
   January 1                             $    50.00                    100.00
   December 31                           $    55.25                    110.20
   Absolute change                       $    +5.25               $    +10.20
   Actual change                             +10.50%                   +10.20%                +0.30%

Based on these assumptions, the Fund calculates the Adviser's management fee rate for the month-ended December 31 as follows:

- The portion of the annual basic fee rate of 0.70% applicable to that month is multiplied by the Fund's average daily net assets for the month. This results in the dollar amount of the basic fee.

- The +0.30% difference between the performance of the Fund and the record of the Index is divided by 3.75, producing a rate of 0.08%.

- The 0.08% rate (adjusted for the number of days in the month) is multiplied by the Fund's average daily net assets for the performance period. This results in the dollar amount of the performance adjustment.

- The dollar amount of the performance adjustment is added to the dollar amount of the basic fee, producing the adjusted management fee.

PERFORMANCE PERIODS. For the period from July 1, 2003 through May 31, 2004, the Adviser will be paid at the Base Rate, without regard to any Performance Adjustment. For the month ending June 30, 2004, the Adviser will begin applying the Performance Adjustment as described herein, based upon the performance of the Fund relative to the performance of the Index during the 12-month period from July 1, 2003 through June 30, 2004. The 12-month comparison period will roll over with each succeeding month, so that it will always equal 12 months, ending with the month for which the performance incentive adjustment is being computed.

CHANGES TO THE "INDEX." The Trustees have initially designated the Russell 3000 Index as the index to be used for purposes of determining the Performance Adjustment (referred to herein as the "Index"). From time to time, to the extent permitted by the 1940 Act, the Trustees may, by a vote of the Trustees of the Trust voting in person, including a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such parties, determine that another securities index is a more appropriate benchmark than the Index for purposes of evaluating the performance of the Fund in calculating the Performance Adjustment. After ten days' written notice to the Adviser, a different index (the "Successor Index") may be substituted for the Index in prospectively calculating the Performance Adjustment. However, the calculation of that portion of the Performance Adjustment attributable to any portion of the performance period prior to the adoption of the Successor Index will still be based upon the Fund's performance compared to the Index.

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     In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 23rd day of May, 2005.


                                                  RYDEX VARIABLE TRUST

                                                  By:
                                                      --------------------------
                                                  Name:  Carl G. Verboncoeur
                                                  Title: President


                                                  PADCO ADVISORS, INC.

                                                  By:
                                                      --------------------------
                                                  Name:  Carl G. Verboncoeur
                                                  Title: Chief Executive Officer